UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009
PREGIS HOLDING II CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-130353-04 (Commission File Number)	20-3321581 (I.R.S. employer Identification Number)
1650 Lake Cook Road
Deerfield, Illinois 60015
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 597-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 28, 2009 Pregis Corporation announced that Peter H. Rijneveldshoek has joined the Company as President, Protective Packaging Europe effective August 1, 2009. Mr. Rijneveldshoek is joining the Company from Ashland Inc., where he has worked for over 30 years. He has held positions of increasing responsibility in sales, marketing and general management, most recently serving as President, Ashland Performance Materials, with revenues of over $1.5 billion. Prior to this role, he served as President, Ashland — Europe. Throughout his career at Ashland, Mr. Rijneveldshoek has demonstrated an impressive track record of driving growth and improved profitability.
     Mr. Rijneveldshoek replaces Fernando De Miguel, who resigned from the Company effective August 1, 2009 to pursue other opportunities. Terms of Mr. De Miguel’s separation agreement will be filed with the Securities and Exchange Commission when finalized.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 3, 2009

PREGIS HOLDING II CORPORATION
By:	/s/ D. Keith LaVanway
	Name:	D. Keith LaVanway
	Title:	Chief Financial Officer

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